Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
Merge Healthcare Incorporated
Milwaukee, Wisconsin

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-125603, 333-161689 and 333-161691) and Form S-8 (Nos. 333-34884, 333-100104, 333-107997, 333-40882, 333-107991 and 333-125386) of Merge Healthcare Incorporated of our reports dated March 12, 2010 relating to the consolidated financial statements and the effectiveness of Merge Healthcare Incorporated’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO Seidman, LLP

Milwaukee, Wisconsin
March 12, 2010